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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL

October 17, 2007/9:00 a.m. EDT

SPEAKERS
Leslie Richardson, CCG Investor Relations
Dr. Wo Hing Li, China Precision Steel, Chairman and CEO
Leada Li, China Precision Steel, Chief Financial Officer

ANALYSTS
Greg Goldman, Professional Traders
Christopher Fox, Arent Fox Capital
Ammon Nelson, CPSL

PRESENTATION
Coordinator	Ladies and gentlemen, welcome to the China Precision Steel Earnings Conference Call

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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL
October 17, 2007/9:00 a.m. EDT

My name is Mike; I will be your operator today. At this time all participants are in a listen-only mode. We will be taking questions at the end of today’s presentation. As a reminder, ladies and gentlemen, this conference is being recorded for replay purposes.

I would now like to turn the presentation over to your host for today’s call, Leslie Richardson from CCG Elite. Please proceed, ma’am.

L. Richardson	Good morning, ladies and gentlemen. My name is Leslie Richardson from CCG Elite Investor Relations, and I’d like to welcome you to China Precision Steel’s Fiscal 2007 Year-End Conference Call.

Joining us today from China are China Precision Steel’s Chairman and CEO, Dr. Wo Hing Li, and the company’s Chief Financial Officer, Ms. Leada Li.

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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL
October 17, 2007/9:00 a.m. EDT

I would like to remind our listeners that in this call management’s prepared remarks contain forward-looking statements, which are subject to risks and uncertainties, and management may make additional forward-looking statements in response to your questions. Therefore the company claims the protection of the Safe Harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act of 1995.

Actual results may differ from those discussed today due to such risks including, but limited to, business conditions in China, legislation or regulatory environment, requirements or changed adversely affecting the business in which China Precision Steel is engaged, cyclicality of steel consumption, including over capacity and decline in steel prices, limited availability of raw material and energy may constrain operating levels and reduce profit margins, environmental compliance or remediation, and other risk factors detailed from time-to-time in the company’s filing and future filings with the United States Securities and Exchange Commission.

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Accordingly, although the company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. In addition, any projections as to the company’s future performance represent management’s estimates as of today, October 17, 2007. China Precision Steel assumes no obligation to update these projections in the future as market conditions change.

For those of you unable to listen to the entire call at this time a recording will be available via Webcast for 90 days. The Webcast link is available in the press release we issued earlier yesterday.

With that I will now present the management discussion section on behalf of Dr. Wo Hing Li, China Precision Steel’s Chairman and CEO.

Welcome to all of you, and thank you for joining China Precision Steel’s fiscal 2007 year-end conference call.

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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL
October 17, 2007/9:00 a.m. EDT

2007 was an exciting year for China Precision Steel, our first year as a NASDAQ listed company. We successfully ramped up production capacity and are building a dominant position in the high carbon precision steel market in China.

We are very pleased to announce that China Precision Steel achieved strong revenue growth in fiscal 2007 demonstrating our ability to expand our market penetration following an increase in production capacity for high carbon and ultra-thin precision steel products.

In fiscal 2007 our revenues grew 54.7% to $54 million, gross profit increased 50.5% to $15 million, and gross margin was a healthy 27.9%.

Net income was $8.3 million, or $0.29 per fully diluted share, down slightly from $8.4 million, or $0.35 per fully diluted share. Net income and earnings per share in fiscal 2007 were adversely affected by provision of doubtful accounts of $3.8 million.

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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL
October 17, 2007/9:00 a.m. EDT

In our amended 10-K filed yesterday we reported two subsequent events. The first was related to our obligation to issue two million shares of common stock to investors in a private placement financing because we did not meet the fiscal 2007 net income target of $10.4 million.

The second event was the cancellation of 771,060 shares issued to directors in relation to certain post-closing adjustments of a Tuorong acquisition.

The net affect of these two transactions on our fiscal 2007 financial results, had they been applied retroactively, would have been a $1.2 million share increase in common shares outstanding, and a $0.01 reduction in basic and diluted earnings per share.

China Precision Steel operates that high end of steel value chain producing high-strength and ultra-thin precision cold-rolled steel. We produce approximately 40 high precision steel products with over 100 specifications. We have also generated a small percent of revenue from sub-contracting or heat treatment in cutting, slitting services to outside producers. Our precision steel is used in automobiles, appliances, textile needles, food packagings, and saw blades.

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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL
October 17, 2007/9:00 a.m. EDT

To reach our goal of becoming the dominant high-carbon, ultra-thin precision stool producer in China we are executing a solid growth strategy based on taking market share away from international competitors by providing international level quality products at a lower cost, expanding our production capacity from 100,000 metric tons at the beginning of 2006 to 400,000 metric tons within the next three to four years, increasing market share by providing custom designed products that meet customer specifications, increase the number of our end products through continuous research and development, and building recognition as an international competitor by expanding our export markets.

We have benefited from the strong demand for high precision steel in China, which has grown at a 20% annual rate over the last five years as the country increased its production of end products using high-end precision steel and more international companies open up manufacturing subsidiaries in China.

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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL
October 17, 2007/9:00 a.m. EDT

The production of ultra-thin steel products is a highly technical and advanced procedure, which is relatively new to China. Approximately 85% of high precision steel products in China today are supplied by overseas steel mills located in Japan, Korea, the EU, and the United States. Of the domestic production in China we supply about 50% of the domestic market. We are also the only domestic supplier of high-carbon products with the thickness up to 7.5 millimeters.

We view this imbalance of domestic demand and supply as a major opportunity for China Precision Steel. We have strong competitive advantages over our international competitors due to our close proximity to our customers, including shorter delivery times and transportation costs, regular in-person interactions to discuss product specifications, and our ability to offer the same quality products at a lower cost than our international steel producers.

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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL
October 17, 2007/9:00 a.m. EDT

In order to fulfill the strong domestic demand in China for precision steel products we are expanding our capacity by adding two new reverse rolling mills. Because of the highly specialized nature of the mill it takes about three years to reach full production capacity.

Our second reverse mill, which began production in the fall of 2006, is now operating at about 4 meters per second for a 40% utilization rate, and we expect it to reach 50% capacity by the end of 2007.

The mill is designed to produce 150,000 metric tons of ultra-thin steel products with a width up to 1,400 millimeters. We expect it to be at full capacity by the end of calendar year 2009 when it will produce steel products at a rate of 10 meters per second. As capacity ramps up margins should improve due to operational efficiencies and economies of scale.

We plan to commence building a third reverse mill in the first quarter of 2008. This mill will add another 150,000 metric tons of annual capacity. It will also have the ability to produce high quality and more complex products with a width up to 1,700 millimeters. Once both mills are in place and fully operational our total annual capacity will be 400,000 metric tons.

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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL
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As we bring the new capacity on line we strive to maximize our gross margins through effectively managing our product mix. While we are able to generate gross margins in the range of 20% to 40% for our high carbon steel products, compared to 10% to 30% from our low carbon steel products, the production time for high carbon steel products is one to two weeks, much longer than the three to five days it takes to produce our low carbon steel products.

As a result, our high carbon steel products have a lower production volume than our low carbon steel products. Our target product mix is about two-thirds low carbon products and one-third high carbon products, which results in a 50/50 revenue contribution.

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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL
October 17, 2007/9:00 a.m. EDT

We intend to capture a larger market share by producing value-added products designed to our customer’s specification. By tailoring our products we are able to charge our customers for additional services such as heat treating, cutting, and slitting. This not only contributes to our strong gross margins, but has the added benefit of building long-term relationships with our customers.

Our research and development capabilities are the key to our success in this area. Two major projects we are currently developing are coiled springs for automobile seatbelts and steel for igniters and automobile airbag inflation devices.

We are also looking to increase our customer base in markets such as Guangdong Province where there is a heavy concentration of light industries, and in the Northeast region of China where the automobile industry is concentrated.

The final part of our growth strategy is to be recognized in international markets as a producer of high quality precision steel that is equivalent to international production quality. In the second quarter of 2007 we began to export our low carbon steel for use in RIF constructions. Currently we are exporting to several countries in Southeast Asia and to countries in Africa such as Nigeria and Guinea.

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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL
October 17, 2007/9:00 a.m. EDT

Exports for the whole fiscal 2007 totaled $4.7 million, representing 8.6% of total revenue. We are pleased with this dramatic growth, but our primary focus is on the domestic market due to strong demand and declining tax refunds for exports.

With that I will turn the call over to Leada, who will discuss our financial results for the year in detail.

L. Li
The following is a brief summary of fiscal 2007 financial results. Our revenue for fiscal 2007 was $54 million, up 54.7% from revenue of $34.9 million in fiscal 2006. Our revenue growth for the year was driven by increased volume of precision steel products to 67,021 tons for an increase of 59% over 42,160 tons in fiscal 2006.

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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL
October 17, 2007/9:00 a.m. EDT

In the percentage of revenue high carbon steel products comprised 55.2% of total revenue, down from 62.3% of total revenue in 2006.

Our volume sold basis high carbon steel increased 10.3% to 18,017 metric tons from 16,382 metric tons sold in fiscal 2006.

Of our high carbon steel products we sold 865 metric tons of high-end, cold-rolled steel. This is a very specialized high carbon steel product with nickel added. The benefits of this steel are a higher degree of strength and durability than high carbon steel alone. While high end, cold-rolled steel represented only 4.8% of volume of our high carbon steel products and 1.3% of total volume, it represents 50% of our revenue generated from high carbon steel, and 27% of our total revenue for the fiscal year 2007.

Our low carbon steel products represented 42% of total revenue, up from 37.7% of total revenue in 2006. Volume for our low carbon steel was 38,229 metric tons, up 48.3% from previous year of 25,778 metric tons.

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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL
October 17, 2007/9:00 a.m. EDT

During the second quarter of 2007 we began exporting low carbon steel products, which accounted for 8.6% of total revenue, or $4.87 million for the entire fiscal year 2007.

Our gross profit was $15 million for fiscal year 2007, up 50.5% from $10 million a year ago.

Our gross margin was 27.9% in 2007 compared to 28.6% in 2006. Gross margin was impacted by higher … tools costs and amortization costs associated with this addition of a second mill out of 2006.

Operating expenses were $5.9 million, up 788% from $668,000 in fiscal 2006, primarily due to a $3.8 million provision for doubtful accounts, which Leslie mentioned earlier. The provision included $3.5 million for a partial reserve against advances to suppliers where the goods ordered were not received within 90 days. We have no reason to believe, at this point in time, that we will not receive the raw materials as agreed.

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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL
October 17, 2007/9:00 a.m. EDT

Selling expenses were $246,000, or 0.5% of revenue, up from $122,000, or 0.4% of revenue in fiscal 2006. The increase in selling expenses was primarily due to higher transportation expenses resulting from a broader customer base, including exports, as well as an increasing order frequency. We have not adopted a policy to require our customers to provide for transportation of delivery of goods.

General and administrative expenses were $1.9 million, or 3.5% of revenue in fiscal 2007, up 269% from $506,000, or 1.4% of revenue in fiscal 2006. The increase in G&A was mainly due to increases in amortization of intangible assets, listing fees relating to the company’s admission to NASDAQ Capital Market, and associated expenses.

Operating income for 2007 was $9.1 million, down slightly from $9.3 million in 2006.

Our net income for fiscal 2007 was $8.3 million, down 1.3% from $8.4 million in 2006.

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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL
October 17, 2007/9:00 a.m. EDT

Fully diluted earnings per share in fiscal year 2007 were $0.29 compared to fully diluted earnings per share of $0.35 in fiscal year 2006.

Average weighted … of the shares outstanding increased in fiscal 2007 to $28.7 million from $24.3 million in 2006 as a result of private placement for $20.8 million in February 2007.

And now turning to the balance sheet. As of June 30, 2007, we had a $5.5 million in cash, $22.9 million in long-term debt and notes payable, and $14.6 million in working capital.

Our cash flow from operating activities was $2.9 million for fiscal year 2007. Total stockholders equities stood at $51.1 million compared to $11.7 million as of June 30, 2006.

As for our business outlook for fiscal 2008 we expect our capital expenditure will be $18 million, which will cover an annealing furnace and additional equipment for a third reverse mill.

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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL
October 17, 2007/9:00 a.m. EDT

Now Leslie will provide some final remarks before we open up the call for questions and answers.

L. Richardson
To conclude, we are extremely excited about our accomplishments this year and about our long-term growth opportunities. 2007 was our first year of ramping up our capacity, and the results were an increase in volume sold, higher revenue and gross profit.

We plan to continue expanding our capacity as we improve our utilization rate of our new mill and bring a third mill into production in the first part of 2008. With the improved utilization rate we are also improving the overall quality of our steel products and increasing our operating efficiencies, which should contribute to our increase in gross margins.

As the Chinese economy continues to grow demand for our end products is increasing in both China and the global market. We feel that we are well positioned in this specialty niche market that offers tremendous potential for us. By leveraging our competitive advantages, including our close proximity to our clients and lower prices, we should be able to capture a larger part of the market currently being supplied by high priced, international competitors. Moreover, our dedication to R&D and providing custom products for our customers will allow us to continue to expand our market penetration and establish long-term relationships with our customers.

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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL
October 17, 2007/9:00 a.m. EDT

With that I would like to thank you for your interest in China Precision Steel. We look forward to updating you on China Precision Steel’s progress next quarter. We will open up the call to any questions you may have for Dr. Wo Hing Li and Ms. Leada Li.

Coordinator	We do have a question from the line of Greg Goldberg with Professional Traders. Please proceed.

G. Goldberg
Hello, guys, it looks like the future is bright and that you filled in the lines out, and things are going to be great in the future. The quarter, though, I guess because of some of the bad debt expense and the new share count, actually earnings year-over-year were down 17%. Can you talk about the bad debt expense a little more?

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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL
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L. Li	Sure. So first to explain how the provision comes up, it is for advance payments that we paid to our suppliers and for materials to be delivered at a later date.

So as of June 30th, and 90 days subsequent to the year end, for any materials that we had paid for and not delivered post 90 days according to GAAP we have to make a provision for that. So that’s from the GAAP accounting point of view.

From management’s point of view the … is that first the advances that we paid to suppliers most of the materials were ordered as imports, so it takes a longer period for them to be delivered to the company, and because we’re purchasing large amounts those materials are delivered by a few stages.

And secondly, because those suppliers are regular suppliers of the company, we believe they are capable of delivering the materials. So we will require them to deliver materials to the company as and when we need to process them. And again—

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G. Goldberg	But that’s a pretty big number, $3 million plus.

L. Li	Yes, but at this point in time there is no reason for us to believe that we will not receive these raw materials that we ordered.

G. Goldberg	So there’s a significant disagreement with your accountant then? The order?

L. Li	No, I wouldn’t say it’s a disagreement, it’s just in accordance with U.S. GAAP it is reasonable and we should make a provision for materials that are not delivered.

G. Goldberg	Yes, but I’m saying $3 million plus is a pretty big number.

L. Richardson	It’s common practice in China to pre-pay suppliers for material that secures the material for the company in the future. So I think—

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G. Goldberg	As opposed to doing a forward contract?

L. Li	It’s not a forward contract, it’s just—

G. Goldberg	Wouldn’t that have been a more efficient use of capital?

L. Li	It’s common practice in the steel industry to pre-pay.

G. Goldberg	So were you unaware that the auditor was going to handle it that way?

L. Li	We are aware that the materials are going to be delivered at a later date.

G. Goldberg	You didn’t answer the question. Were you unaware that the auditor was going to handle the provision that way?

L. Li	We are aware that the auditor is going to make a provision. Yes.

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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL
October 17, 2007/9:00 a.m. EDT

G. Goldberg	Thank you.

L. Li	Thank you.

Coordinator	And the next question comes from the line of Christopher Fox with Arent Fox Capital. Please proceed.

C. Fox	Good morning.

L. Li	Good morning.

C. Fox
I was calling to try to understand a bit better the announcement of the two million additional shares. I read through the 8-K last night. So is it correct that there’s no consideration to the company for the two million shares that were issued to the investors?

L. Li	No, it was agreed in a pipe deal that if the company does not meet the net income of $10.4 million for fiscal 2007 then two million shares will be issued to the pipe investors on a pro rata basis.

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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL
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C. Fox	Right. So there was no consideration to the company for those two million shares that were just issued.

L. Li	No.

C. Fox
And if you could just sort of help me understand what the logic was going back to February 17th of 2007 when you did that pipe deal. In other words I’m looking at your stock price at that time; it was $9 a share, or $9.50 actually, the day before the announcement of that pipe deal. Why did you issue stock at $3 a share when the stock was trading at $9?

L. Li	Well first of all because at that time the float of the company was rather small, so there were a lot of day traders and momentum traders.

L. Richardson
The value of the stock was based on the company’s projections at the time with the bankers, as well as the investors. So because it was a private placement they negotiated the terms of the deal; it was not taken into consideration the market price. As Leada mentioned, it was a slight float, and that was not what the bankers or the investors felt they wanted to pay at that time.

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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL
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C. Fox	So what you’re saying is that the stock price at that time didn’t seem to bear much relation to what the true value of the company was in the eyes of professional investors.

L. Richardson	It’s what the bankers had determined they were going to price the stock at at that time.

C. Fox
I see. Looking at your stock now at $11 it would seem to me, given that you have $20 million or so of debt, that this would be a great time to be floating some shares. The stock traded 12 million shares yesterday; I would assume that there’s a lot of demand for your stock at these prices. Is that something you’re contemplating?

L. Richardson	I’m sorry; can you repeat the question?

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C. Fox
What I’m asking is are you contemplating issuing any stock at this time? Your stock has jumped from $3 or $4 up to $11, there seems to be a tremendous amount of interest in it; is that something you’re considering at this time?

L. Li	Well the company does have a registered statement of $50 million of shares to be issued, but we don’t have a definite plan at the moment, but this will remain as an option to the company.

C. Fox
I see. It would seem to me that, unless I’m misunderstanding something, that this would be kind of a great time. I mean, your stock has more than tripled in the last month, and there seems to be great interest suddenly in the shares of China Precision Steel. If you issued the same two million shares at today’s prices you’d be able to pay off, I think, all of your debt.

L. Li	Sure, we certainly will consider that, and that does remain as an option.

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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL
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C. Fox	Thank you very much. Good-bye.

L. Li	Thank you very much.

Coordinator	The next question comes from the line of Ammon Nelson with CPSL. Please proceed.

A. Nelson
Hello. I was impressed with the concept of your increasing market share and as to the number of imports coming into the country; you’re increasing the market share. Would it be fair to say that you will then, or you are now for that matter, the number one provider of precision steel in China?

L. Li
As we mentioned in the call earlier, we are at a dominant position for our high carbon steel products. So for some of our high carbon products we’re the only one producing in China who can deliver this product with these specifications and quality.

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A. Nelson	Thank you. And will it be very long, or approximately how long will it be, before you are actually doing something like exporting to say here in the U.S.A.?

L. Li
We are already exporting to the Southeastern markets and African markets, so I guess it’s rather a demand and supply and a product specification. But it’s rather from a product point of view that we export to the U.S. But right now we see demand from Southeast Asian countries, African countries, which they require the products that we make.

A. Nelson	Thank you.

Coordinator	Currently no other questions.

L. Richardson
I would like to thank everybody for attending our conference call this morning. If you have any follow-up questions please contact myself, Leslie Richardson, at CCG Elite, or you can e-mail Leada Li. Thank you.

L. Li	Thank you very much.

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CCG INVESTOR RELATIONS: CHINA PRECISION STEEL EARNINGS CONFERENCE CALL
October 17, 2007/9:00 a.m. EDT

Coordinator	Ladies and gentlemen, this does conclude today’s presentation. You may now disconnect. Thank you very much, and have a great day.

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